UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2025 (July 21, 2025)

DoubleVerify Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40349	82-2714562
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

462 Broadway
New York, New York	10013
(Address of principal executive offices)	(Zip Code)

(212) 631-2111

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	DV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 21, 2025, DoubleVerify Inc. (the “Company”) entered into an amended and restated employment agreement with Mark Zagorski (the “Amended and Restated Employment Agreement”), effective as of July 21, 2025. The Amended and Restated Employment Agreement provides for Mr. Zagorski’s continued employment as Chief Executive Officer of the Company.

Pursuant to the Amended and Restated Employment Agreement, Mr. Zagorski will receive an annual base salary of $669,500, and Mr. Zagorski shall be eligible for a target bonus in an amount equal to 100% of the base salary for each year during his continued employment by the Company. Mr. Zagorski will also be granted time-vesting restricted stock units with a grant date fair value of $2,500,000.

The term of the Amended and Restated Employment Agreement will continue until such employment is terminated pursuant to the Amended and Restated Employment Agreement. The Amended and Restated Employment Agreement includes provisions related to severance payments and entitlements upon the Company’s termination of Mr. Zagorski’s employment for any reason other than “cause” (as defined in the Amended and Restated Employment Agreement), or Mr. Zagorski’s termination for “good reason” (as defined in the Amended and Restated Employment Agreement). In the event Mr. Zagorski terminates his employment without “good reason” after January 1 of a calendar year and prior to payment of the bonus in respect of the immediately preceding calendar year, the Company will pay Mr. Zagorski the bonus for such preceding year at the level accrued based on actual performance. In the event Mr. Zagorski’s employment is terminated by the Company without “cause” or for “good reason”, subject to his execution and nonrevocation of a release and waiver, Mr. Zagorski will be entitled to continued base salary for twelve months following termination, as well as certain continued health benefits for two years following termination. In addition, if the termination occurs on or after January 1 of a calendar year and prior to payment of the bonus in respect of the immediately preceding calendar year, Mr. Zagorski will be entitled to payment of 100% of his target bonus.

The Amended and Restated Employment Agreement includes standard restrictive covenants and confidentiality obligations.

The foregoing description of the Amended and Restated Employment Agreement is qualified in its entirety by reference to the Amended and Restated Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement, dated as of July 21, 2025, by and between Mark Zagorski and DoubleVerify Inc.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUBLEVERIFY HOLDINGS, INC.

	By:	/s/ Andy Grimmig
		Name:	Andy Grimmig
		Title:	Chief Legal Officer
Date: July 23, 2025